Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
NEW SENIOR INVESTMENT GROUP INC.
A Delaware Corporation

Effective May 4, 2020

TABLE OF CONTENTS
Page
ARTICLE I

OFFICES

Section 1.1	Registered Office	1
Section 1.2	Other Offices	1
ARTICLE II

MEETINGS OF STOCKHOLDERS

i

ARTICLE III

DIRECTORS

ARTICLE IV

OFFICERS

ARTICLE V

STOCK

ARTICLE VI

NOTICES

Section 6.1	Notices	32
Section 6.2	Waivers of Notice	32
ARTICLE VII

GENERAL PROVISIONS
ARTICLE VIII
INVESTMENT POLICY

Section 8.1	Investment Policy	34

ARTICLE IX

INDEMNIFICATION
ARTICLE X

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 10.1	Forum for Adjudication of Certain Disputes	38

ARTICLE XI

AMENDMENTS

Section 11.1	Amendments	39
ARTICLE XII

DEFINITIONS

Section 12.1	Certain Defined Terms	40

AMENDED AND RESTATED BYLAWS
OF
NEW SENIOR INVESTMENT GROUP INC.
Adopted by the board of directors (the “Board of Directors”) of New Senior Investment Group Inc. (the “Corporation”) on October 16, 2014, as amended and restated by the Board of Directors effective as of May 4, 2020 (as amended and restated, the “Bylaws”).
ARTICLE I

OFFICES

v

Section 1.1    Registered Office. The registered office of the Corporation shall be in the State of Delaware at251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808; and the Corporation shall have and maintain at all times a registered agent located at such address whose name is Corporation Service Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware, as in effect from time to time (the “DGCL”).
Section 1.2    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.1    Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the DGCL.
Section 2.2    Annual Meetings. A meeting of the stockholders for the election of directors shall be held annually on such date and at such time as shall be designated from time to time by the Board of Directors (each, an “Annual Meeting”). Any other business prescribed by law, by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), or elsewhere in these Bylaws may be transacted at the Annual Meeting of Stockholders.
Section 2.3    Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes (a) may be called at any time by either (i) the Chairman of the Board of Directors, if there be one or (ii) the Chief Executive Officer, if there be one, and (b) shall be called by the Chairman or Chief Executive Officer at the request in writing of (i) the Board of Directors or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
Section 2.4    Notice. Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given in accordance with Section 6.1 hereof, which shall state the place, if any, date and hour of the meeting (or the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person), describing the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting, except that, where any other minimum or maximum notice period for any action to be taken at such meeting is required under the DGCL, then such other minimum or maximum notice period shall control.
Section 2.5    Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
Section 2.6    Waiver of Notice. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and who shall not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened. Notice of any meeting of stockholders also shall not be required to be given to any stockholder who shall, either before or after the meeting, submit a signed waiver of notice or waive notice by electronic transmission, in person or by proxy. To the extent permitted by law, a stockholder’s attendance at a meeting, in person or by proxy, waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented. Any stockholder so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.
Section 2.7    Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by one or more series or classes is required, a majority in voting power of the outstanding shares of such one or more series or classes present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.5 hereof, until a quorum shall be present or represented.
Section 2.8    Organization. Such person as the Chairman of the Board may have designated or, in the absence of such person, such person as the Board of Directors may have designated or, in the absence of such person, the Chief Executive Officer, or in the Chief Executive Officer’s absence, such person as may be chosen by the holders of a majority of the Corporation’s shares of capital stock issued and outstanding and entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 2.9    Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present or represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.13(a) of this Article II, each stockholder present or represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.10 of this Article II. The Board of Directors, in its discretion, or person acting as chairman of the meeting of the stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 2.10    Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Any proxy to be used at a meeting of stockholders must be filed with the Secretary or the Secretary’s representative at or before the time of the meeting. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby with respect to a meeting of stockholders to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 212 of the DGCL and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the stockholder making the appointment. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(a)    A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile or electronic signature.
(b)    A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a facsimile, email or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile, email, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that such transmission was authorized by the stockholder. If it is determined that such facsimile, email, or other means of electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
Section 2.11    Consent of Stockholders in Lieu of Meeting. Subject to the provisions of the Corporation’s Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof.
Section 2.12    List of Stockholders Entitled to Vote. In accordance with Section 219 of the DGCL, an officer of the Corporation shall cause to be prepared and made available, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.13    Record Date.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this clause (a) at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (if an action in writing is then permitted under the Corporation’s Certificate of Incorporation and these Bylaws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    Any stockholder’s notice requesting the setting of a record date pursuant to clause (b) of this Section 2.13 shall be valid and effective only if received by the Secretary at the principal executive offices of the Corporation and only if it contains the information set forth in Section 2.19 (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the questionnaire, representation and agreement required by Section 2.20 must also be delivered with and at the same time as such notice). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. In addition, a stockholder requesting a record date for proposed stockholder action by consent shall promptly provide any other information reasonably requested by the Corporation.
Section 2.14    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.12 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
Section 2.15    Meetings by Remote Communications. Unless otherwise provided in the Certificate of Incorporation, if authorized by the Board of Directors, any annual or special meeting of stockholders, whether such meeting is to be held at a designated place or by means of remote communication, may be conducted in whole or in part by means of remote communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in such meeting of stockholders; and (b) be deemed present in person and vote at such meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.16    Reproductions. Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, so long as the copy, facsimile or other reproduction is a complete reproduction of the entire original writing or electronic transmission.
Section 2.17    Conduct of Meetings.
(a)    The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
(b)    The chairman of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.19), and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before a meeting of stockholders, then such business shall not be transacted or considered at such meeting and such nomination shall be disregarded. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.18    Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before assuming the duties of inspector, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
Section 2.19    Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.20 of this Article II) may be transacted at an Annual Meeting as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.19 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.19. This Section shall be the exclusive means for a stockholder to make business proposals before a special meeting of stockholders (other than matters properly bought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting). Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any business proposal.
In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that no Annual Meeting was held in the previous year, or the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the opening of business one hundred twenty (120) days before the date of such Annual Meeting, and not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:
(a)    as to each matter such stockholder proposes to bring before the Annual Meeting, (1) a brief description of the business desired to be brought before the Annual Meeting; (2) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business; and
(b)    as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made (each, a “Party”), (1) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books); (2) the class or series and number of shares of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (3) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of such Party or any of its affiliates with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”) (specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice; and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement); (4) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (5) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership in which such Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (7) any performance-related fees (other than an asset-based fee) that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (9) a representation whether such Party intends, or is part of a group which intends, either or both (x) to deliver either or both a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; (10) any other information relating to such Party required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, either or both the proposal and for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (11) a certification regarding whether such Party has complied with all federal, state, and other legal requirements in connection with any one or more of such Party’s acquisition of shares of capital stock or other securities of the Corporation and such Party’s acts or omissions as a stockholder of the Corporation.
A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.19 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.
No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.19; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.19 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare at the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Nothing contained in this Section 2.19 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 2.20    Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.20 (or Section 2.21, as applicable) and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (ii) who complies with the notice procedures set forth in this Section 2.20 (or Section 2.21, as applicable). This Section and Section 2.21 shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders.
In addition to any other applicable requirements for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary pursuant to this Section 2.20 must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that no Annual Meeting was held in the previous year, or the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the opening of business one hundred twenty (120) days before the date of such Annual Meeting, and not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
In the event that the number of directors to be elected to the Board of Directors at an Annual Meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s Annual Meeting of stockholders, a stockholder’s notice required by this Section 2.20 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:
(a)    as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case in accordance with Regulation 14A under the Exchange Act and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) a statement whether such person, if elected, intends to tender any advance resignation notice(s) requested by the Board of Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority of the votes cast by stockholders and acceptance of such resignation by the Board of Directors; and (4) a description of all arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations; and
(b)    as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (1) the name and record address of such Party (in the case of each stockholder, as they appear on the Corporation’s books); (2) the class or series and number of shares of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (3) a description of any Disclosable Arrangement (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of such Party or any of its affiliates with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice; and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement); (4) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (5) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership in which such Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (7) any performance-related fees (other than an asset-based fee) that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (9) a representation whether such Party intends, or is part of a group which intends, either or both (x) to deliver either or both a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the Annual Meeting shall promptly provide any other information reasonably requested by the Corporation. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.20 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.
To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a Director of the Corporation, a person must deliver (not later than the deadline prescribed in the foregoing) to the Secretary a written questionnaire with respect to the background and qualification of such person and, if applicable, the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; and (iii) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and all conflict of interest, confidentiality and other policies and guidelines of the Corporation (including the Corporation’s Corporate Governance Guidelines) applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.20. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 2.1    Proxy Access.
(a)    Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an Annual Meeting of Stockholders, subject to the provisions of this Section 2.21, the Corporation shall include in its proxy statement, form of proxy and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Proxy Materials”) the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 2.21 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”).To be eligible to make a nomination pursuant to this Section 2.21, an Eligible Stockholder must have Owned (as defined below) at least three percent (3%) of the shares of Common Stock, $0.01 par value per share (the “Common Stock”), outstanding from time to time (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 2.21 and the close of business on the record date for determining the stockholders entitled to vote at the Annual Meeting of Stockholders, and must thereafter continuously Own the Required Shares through the date of such Annual Meeting (and any postponement or adjournment thereof). For purposes of this Section 2.21, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash or other property based on the notional amount or value of shares of outstanding Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliate’s full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering (or attempting to hedge, offset or alter) to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its affiliate, or (D) for which the Eligible Stockholder or its affiliate has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the Eligible Stockholder or its affiliate and that expressly directs the proxy holder to vote at the direction of the Eligible Stockholder or its affiliate. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock. An Eligible Stockholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on five business days’ notice and has in fact unconditionally recalled such loaned shares upon notice that the Stockholder Nominee will be included in the Proxy Materials and through the date of the Annual Meeting of Stockholders (and any postponement or adjournment thereof). For purposes of this Section 2.21, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether and how outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the Board of Directors in its sole discretion. In addition, for purposes of this Section 2.21, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto pursuant to Rule 12b-2 under the Exchange Act.
(b)    To be eligible to make a nomination pursuant to this Section 2.21, an Eligible Stockholder must provide to the Secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Proxy Materials pursuant to this Section 2.21 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than 9:00 a.m., Eastern Time, on the one hundred and fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred and twentieth (120th) day prior to the first anniversary of the date the Corporation first distributed its definitive proxy statement for the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, the Notice of Proxy Access Nomination to be timely must be so received by the Secretary of the Corporation not earlier than 9:00 a.m., Eastern Time, on the one hundred and fiftieth (150th) day prior to the date of such Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred and twentieth (120th) day prior to the date of such Annual Meeting, as originally convened, or the tenth (10th) day following the date on which public announcement of the date of such Annual Meeting is first made. The public announcement of a postponement or an adjournment of an Annual Meeting of Stockholders shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.
(c)    To be in proper form for purposes of this Section 2.21, the Notice of Proxy Access Nomination shall include the following information (the “Required Information”):
(i)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven business days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the Annual Meeting of Stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such Annual Meeting (and any postponement or adjournment thereof), (B) [a statement regarding whether or not the Eligible Stockholder intends to Own the Required Shares for at least one year following the Annual Meeting of Stockholders, and (C)] the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 2.21;
(ii)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)    information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.20(a) and Section 2.20(b) of these Bylaws;
(iv)    the written agreement of the Stockholder Nominee (A) if so requested, to meet in person with members of the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors on reasonable notice by the Corporation of the time and place and (B) upon such Stockholder Nominee’s election as a director, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation’s code of business conduct and ethics, insider trading policy, corporate governance guidelines, confidentiality requirements and other similar policies and procedures;
(v)    representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting of Stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Proxy Materials pursuant to this Section 2.21, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the Annual Meeting of Stockholders (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the Annual Meeting of Stockholders (or any postponement or adjournment thereof), including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the Annual Meeting of Stockholders other than the form distributed by the Corporation and (F) has not provided and will not provide any facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;
(vi)    a written undertaking that the Eligible Stockholder (A) assumes all liability arising out of any legal or regulatory violation arising out of any communication with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.21, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 2.21 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Proxy Materials pursuant to this Section 2.21, and (B) indemnifies and holds harmless the Corporation and each of its directors, officers, agents and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Proxy Materials pursuant to this Section 2.21;
(vii)    a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Directors, together with a full and complete copy of any such agreement, arrangement or understanding if written; and
(viii)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
Each Stockholder Nominee and the Eligible Stockholder shall promptly furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed), (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.
In addition, if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 2.21 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.21, the Corporation may omit from the Proxy Materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines (A) is materially false or misleading, (B) omits to state any material fact necessary in order to make such information or the Statement, in light of the circumstances under which it was provided or made, not misleading, (C) violates any applicable law or regulation or provision of the Corporation’s Articles of Incorporation or these Bylaws or (D) impugns the character, integrity or personal reputation of a person or makes charges concerning improper, illegal or immoral conduct or associations, in each case without factual foundation. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against and include in Proxy Materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(d)    To be eligible to make a nomination pursuant to this Section 2.21, (i) an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Nomination pursuant to this Section 2.21 shall be true and complete in all material respects as of the record date for the Annual Meeting of Stockholders and as of the date that is ten (10) business days prior to such Annual Meeting (or any postponement or adjournment thereof), and (ii) such update and supplement (or a written notice stating that there is no such update or supplement) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth business day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting (or any postponement or adjournment thereof) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting (or any postponement or adjournment thereof)).
(e)    In the event that any fact, statement or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided fact, statement or information and of the fact, statement or information required to correct any such defect, not later than two business days after becoming aware of the defect.
(f)    Whenever an Eligible Stockholder consists of a group of more than one (1) stockholder, each provision in this Section 2.21 that requires the Eligible Stockholder to provide any written statement, representation, undertaking, agreement or other instrument or to comply with any other requirement or condition shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other requirements or conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any Annual Meeting of Stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 2.21, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(g)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Proxy Materials with respect to an Annual Meeting of Stockholders shall be the greater of (i) 20% of the number of directors serving on the Board of Directors as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 2.21 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Proxy Materials with respect to a forthcoming Annual Meeting of Stockholders shall be reduced by (A) the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this paragraph (f) of this Section 2.21, other than any such director referred to in this clause (A) who at the time of such Annual Meeting of Stockholders will have served as a director continuously, as a nominee of the Board of Directors, for at least two terms and (B) the number of nominees recommended by the Board of Directors who will be included in the Corporation’s proxy materials pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders). In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the Annual Meeting of Stockholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Proxy Materials pursuant to this Section 2.21 shall be calculated based on the number of directors as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Proxy Materials pursuant to this Section 2.21 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining the maximum number of Stockholder Nominees eligible for inclusion in the Proxy Materials pursuant to this Section 2.21. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Proxy Materials pursuant to this Section 2.21 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.21 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Proxy Materials pursuant to this Section 2.21(h) and include such ranking in the Notice of Proxy Access Nomination hereunder. In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.21 exceeds the maximum number of nominees eligible for inclusion in the Proxy Materials pursuant to this Section 2.21(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Proxy Materials until the maximum number of Stockholder Nominees is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 2.21(h) shall be the only Stockholder Nominees entitled to be included in the Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 2.21), no other Stockholder Nominees shall be included in the Proxy Materials pursuant to this Section 2.21.
(h)    The Corporation shall not be required to include, pursuant to this Section 2.21, a Stockholder Nominee in the Proxy Materials for any Annual Meeting of Stockholders (i) for which meeting the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.20 of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the Annual Meeting of Stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed), (iv) if such Stockholder Nominee is or becomes a party to any agreement by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, (v) if the election of such Stockholder Nominee as a director would cause the Corporation to fail to comply with these Bylaws, the Articles of Incorporation, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed, or any applicable state or federal law, rule or regulation, (vi) if such Stockholder Nominee is or has been, within the past three years, a director, officer, employee or consultant of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (viii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any fact, statement or information to the Corporation or the stockholders required or requested pursuant to this Section 2.21 that is not true and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 2.21 or (x) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 2.21, in each instance as determined by the Board of Directors in its sole discretion.
(i)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the or the chairman of the meeting shall declare a nomination by an Eligible Stockholder to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 2.21, as determined by the Board of Directors or the chairman of the meeting, or (ii) the Eligible Stockholder, or an authorized representative thereof, does not appear at the Annual Meeting of Stockholders to present the nomination of the Stockholder Nominee(s) included in the Proxy Materials pursuant to this Section 2.21. For purposes of this Section 2.21(i), to be considered an authorized representative of a stockholder, a person must be specifically authorized, by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as its proxy at the Annual Meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, to the Corporation prior to such Annual Meeting.
(j)    Any Stockholder Nominee who is included in the Proxy Materials for an Annual Meeting of Stockholders but withdraws from or becomes ineligible or unavailable for election to the Board of Directors, or is not elected and received the affirmative vote of less than twenty-five percent (25%) of the votes entitled to be cast in the election of directors at such Annual Meeting, will be ineligible for inclusion in the Proxy Materials as a Stockholder Nominee pursuant to this Section 2.21 for the next two Annual Meetings of Stockholders. For the avoidance of doubt, this Section 2.21(k) shall not prevent any stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 20 of these Bylaws.
(k)    This Section 2.21 provides the exclusive method for a stockholder to nominate one or more nominees for election to the Board of Directors in the Proxy Materials.
Section 2.2    Requirement to Appear. Notwithstanding anything to the contrary contained in Section 2.19, Section 2.20 and Section 2.21, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
ARTICLE III

DIRECTORS
Section 3.1    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 3.2    Number and Election of Directors. The Board of Directors shall consist of not fewer than three nor more than nine members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors. From and after the date of the first meeting of the Board of Directors following the Listing, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the Entire Board of Directors. The initial term of the Class I directors shall terminate on the date of the first Annual Meeting of stockholders held after the Listing; the initial term of the Class II directors shall terminate on the date of the second Annual Meeting of stockholders held after the Listing; and the initial term of the Class III directors shall terminate on the date of the third Annual Meeting of stockholders held after the Listing. At each Annual Meeting of stockholders, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of the other directors of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.
The Board of Directors shall present to the stockholders nominations of candidates for election to the Board of Directors (or recommend the election of such candidates as nominated by others) such that, and shall take such other corporate actions as may be reasonably required to provide that, to the knowledge of the Board of Directors, if such candidates are elected by the stockholders, following the time of Listing, at least a majority of the members of the Board of Directors shall be Independent Directors (as hereinafter defined). Following the time of Listing, the Board of Directors shall only elect any person to fill a vacancy on the Board of Directors if, to the knowledge of the Board of Directors, after such person’s election at least a majority of the members of the Board of Directors shall be Independent Directors. The foregoing provisions of this paragraph shall not cause a director who, upon commencing such director’s service as a member of the Board of Directors was determined by the Board of Directors to be an Independent Director but did not in fact qualify as such, or who by reason of any change in circumstances ceases to qualify as an Independent Director, from serving the remainder of the term as a director for which such director was selected. Notwithstanding the foregoing provisions of this paragraph, no action of the Board of Directors shall be invalid by reason of the failure at any time of a majority of the members of the Board of Directors to be Independent Directors.
Except as provided in Section 3.3 of this Article III, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation, present in person or represented by proxy, and entitled to vote on the election of directors at any meeting of stockholders or in any action by written consent in lieu of such a meeting with respect to which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors (including a notice that a stockholder seeks to include a nominee in the Corporation’s proxy materials pursuant to Rule 14a-11 under the Exchange Act) that was timely made in accordance with the applicable nomination periods provided in these Bylaws (or, in the case of a notice that a stockholder seeks to include a nominee in the Corporation’s proxy materials pursuant to Rule 14a-11 under the Exchange Act, the applicable notice periods provided in such rule), and (b) such nomination or notice has not been withdrawn (and, in the case of a notice under Rule 14a-11, the Corporation has not determined that it will exclude such proposed nominee from its proxy materials) on or before the tenth (10th) day before the Corporation first mails its initial proxy statement in connection with such election of directors; provided, however, that the determination that directors shall be elected by a plurality of the votes cast shall be determinative only as to the timeliness of a notice of nomination or notice under Rule 14a-11 and not otherwise as to its validity. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
Section 3.3    Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director or (iii) solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.
Section 3.4    Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, or by any two directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, email, or other electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. A notice of a special meeting of the Board of Directors need not specify the purpose of the meeting unless required by the Certificate of Incorporation or these Bylaws. Notice of any meeting of the Board shall not, however, be required to be given to any director who submits a signed waiver of notice, or waives notice of such meeting by electronic transmission, whether before or after the meeting, or if he or she shall be present at such meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat or shall have waived notice thereof.
Section 3.5    Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in such chairman’s absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.
Section 3.6    Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the Entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 3.3. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 3.7    Quorum. Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of any stock exchange on which the Corporation’s shares are listed and traded, at all meetings of the Board of Directors or any committee thereof, a majority of the Entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business, and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, a majority of directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 3.8    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present (or such smaller number as may make a determination pursuant to Section 145 of the DGCL or any successor provision), business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at such meeting at which there is a quorum, except as is required or provided by law, by the Certificate of Incorporation or by any other provision of these Bylaws.
Section 3.9    Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Action taken under this Section 3.9 is effective when the last director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section 3.9 has the effect of a meeting vote and may be described as such in any document.
Section 3.10    Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.
Section 3.11    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
Section 3.12    Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation (including reasonable pensions, disability or death benefits, and other benefits or payments) of directors for services to the Corporation as directors, or may delegate such authority to an appropriate committee. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be compensated for their service on such committee. The amount and form of compensation shall be set by the Board of Directors.
Section 3.13    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV

OFFICERS
Section 4.1    General. The officers of the Corporation shall be chosen by the Board of Directors and initially shall be a Chief Executive Officer, a Chief Financial Officer, Chief Accounting Officer and a Secretary. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director but is not required to be an employee of the Corporation), a Treasurer and one or more other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors (who must be a director), need such officers be directors of the Corporation. Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of any officer or officers to any director or directors. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision hereof.
Section 4.2    Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors, including by unanimous written consent. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 4.3    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.4    Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be designated by the Board of Directors and, except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.
Section 4.5    Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and if there be one, the Chairman of the Board, have general supervision of the affairs of the Corporation, general and active control of all its business and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer or his or her designee shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under the Chief Executive Officer’s authority or under authority of an officer subordinate to the Chief Executive Officer; to suspend for cause, pending final action by the authority which shall have elected or appointed the Chief Executive Officer, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.
Section 4.6    Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, and if there be one, the Chairman of the Board, the Chief Executive Officer, cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall cause to be deposited all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors or, in the absence of such designation in such depositories, as the Chief Financial Officer shall from time to time deem proper. The Chief Financial Officer shall be the treasurer of the Corporation, unless a Treasurer shall be appointed. The Chief Financial Officer shall disburse the funds of the Corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall promptly render to the Chief Executive Officer and to the Board of Directors such statements of the Chief Financial Officer’s transactions and accounts as the Chief Executive Officer and Board of Directors respectively may from time to time require, and in general, shall exercise all the powers and authority usually appertaining to the chief financial officer of a corporation, except as otherwise provided in these Bylaws.
Section 4.7    Absence of the Chief Executive Officer. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the President or another officer designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each officer shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no President, the Board of Directors shall designate an officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
Section 4.8    Secretary. Except as otherwise provided herein, the Secretary shall record all the proceedings of meetings of the Board of Directors and all meetings of the stockholders in a book or books to be kept for that purpose, and the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 4.9    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
Section 4.10    Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to appoint such other officers and to prescribe their respective duties and powers.
Section 4.11    Resignation. Any officer may resign by delivering such officer’s written resignation to the Chief Executive Officer or the Secretary of the Corporation at the Corporation’s principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.
Section 4.12    Removal. The Board of Directors may remove any officer with or without cause. Nothing herein shall limit the power of any officer to discharge any subordinate.
ARTICLE V

STOCK
Section 5.1    Issuance and Consideration. Subject to any applicable requirements of law, the Certificate of Incorporation or these Bylaws, the Board of Directors may direct the Corporation to issue the number of shares of each class or series of stock authorized by the Certificate of Incorporation. The Board of Directors may authorize shares to be issued for any valid consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. Subject to any applicable requirements of law or the Certificate of Incorporation, the Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.
Section 5.2    Form of Certificate. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of the Corporation shall be uncertificated shares.
Section 5.3    Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of the State of Delaware; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. The front or back of each certificate shall also set forth any information or statement required to be set forth thereon by the DGCL. Unless shares can be issued only in uncertificated form as contemplated by Section 5.3, each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, either manually or in facsimile, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or General Counsel (if there be such officers appointed) or any two officers designated by the Board of Directors, certifying the name of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.
Section 5.4    Lost, Stolen or Destroyed Certificates. The Board of Directors may, subject to Delaware Code, Title 6, Section 8-405, determine the conditions upon which a new share certificate or uncertificated share may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate or uncertificated share, or such owner’s legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate or uncertificated share.
Section 5.5    Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to any restrictions on transfer and except when a certificate is issued in accordance with Section 5.4, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and the issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
Section 5.6    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 5.7    Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the 10th (tenth) day following the date on which the Board of Directors adopts the resolution relating thereto or such other date as may be required by the notice provisions of the NYSE.
Section 5.8    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
Section 5.9    Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI

NOTICES
Section 6.1    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, an Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act, and Section 233 of the DGCL. Notice to directors or committee members may be given personally or by telegram, telex, cable or other means of electronic transmission.
Section 6.2    Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.
ARTICLE VII

GENERAL PROVISIONS
Section 7.1    Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 7.2    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 7.3    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending on December 31 each year.
Section 7.4    Records to be Kept. The Corporation shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class or series of shares showing the number and class or series of shares held by each.
Section 7.5    Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.
Section 7.6    Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time, including any certificate of designations in effect from time to time with respect to Preferred Stock.
Section 7.7    Construction. The words “include” and “including” and similar terms shall be deemed to be followed by the words “without limitation.” Whenever used in these Bylaws, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Any reference in these Bylaws to provision of any statute shall be deemed to include any successor provision. Unless the context otherwise requires, the term “person” shall be deemed to include any natural person or any corporation, organization or other entity.
ARTICLE VIII
INVESTMENT POLICY
Section 8.1    Investment Policy. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE IX

INDEMNIFICATION
Section 9.1    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 9.3 of this Article IX, the Corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 9.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 9.3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.
Section 9.3    Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of this Article IX, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 9.4    Good Faith Defined. For purposes of any determination under Section 9.3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of this Article IX, as the case may be.
Section 9.5    Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 9.3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 or Section 9.2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 9.3 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement of expenses.
Section 9.6    Expenses Payable in Advance. To the fullest extent authorized by Delaware law, expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 9.7    Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of and advancement of expenses to the persons specified in Section 9.1 and Section 9.2 of this Article IX shall be made to the fullest extent permitted by law, including as a result of any amendment of the DGCL expanding the right of corporations to indemnify and advance expenses. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Corporation’s obligation, if any, to indemnify, to hold harmless, or to provide advancement of expenses to any indemnitee who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity (including service with respect to an employee benefit plan) shall be reduced by any amount such indemnitee actually collects as indemnification, holding harmless, or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise nonprofit entity.
Section 9.8    Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or Delaware law. Nothing contained in this Article IX shall prevent the Corporation from entering into with any person any agreement that provides independent indemnification, hold harmless or exoneration rights to such person or further regulates the terms on which indemnification, hold harmless or exoneration rights are to be provided to such person or provides independent assurance of any one or more of the Corporation’s obligations to indemnify, hold harmless, and exonerate such person, whether or not such indemnification, hold harmless or exoneration rights are on the same or different terms than provided for by this Article IX or is in respect of such person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement of expenses to which any person is otherwise entitled. The Corporation may create a trust fund, grant a security interest or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Article IX.
Section 9.9    Certain Definitions. For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.
Section 9.10    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 9.11    Contractual Rights. The rights conferred upon any person in this Article IX shall be contract rights and such rights shall continue as to any person who has ceased to be a director, officer, employee, trustee or agent, and shall inure to the benefit of such person’s heirs, executors and administrators. A right to indemnification or to advancement of expenses arising under any provision of this Article IX shall not be eliminated or impaired by an amendment, alteration or repeal of any provision of the Bylaws of this Corporation after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought (even in the case of a proceeding based on such a state of facts that is commenced after such time).
Section 9.12    Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5 of this Article IX), the Corporation shall not be obligated to indemnify any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 9.13    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.
Section 9.14    Severability. If this Article IX or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article IX shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.
ARTICLE X

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Section 10.1    Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.1 of Article X. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 10.1 of Article X with respect to any current or future actions or claims.
ARTICLE XI

AMENDMENTS
Section 11.1    Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the affirmative vote of the holders of at least 66 2/3% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon or by a majority of the Entire Board of Directors. Notwithstanding the foregoing or any other provision of these Bylaws (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Bylaws inconsistent with the purpose and intent of Section 2.3 (Special Meetings), Section 2.11 (Consent of Stockholders in Lieu of Meeting), Section 3.1 (Duties and Powers), Section 3.2 (Number and Election of Directors), Section 3.3 (Vacancies), Section 3.6 (Resignations and Removals of Directors), this Article XI and Article XIII (Definitions) (collectively, the “Specified Bylaws”).
ARTICLE XII

DEFINITIONS
Section 12.1    Certain Defined Terms. For purposes of these Bylaws, the following terms shall have the following meanings:
(a)“beneficially own” and “beneficial ownership” and similar terms used herein shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

(b)“Entire Board of Directors” means, at any given time, the total number of directors fixed at such time pursuant to Section 3.2.

(c)“Independent Director” shall mean a director who (i) qualifies as an “independent director” within the meaning of the corporate governance listing standards from time to time adopted by the NYSE (or, if at any time the Corporation’s common stock is not listed on the NYSE and is listed on a stock exchange other than the NYSE, the applicable corporate governance listing standards of such stock exchange) with respect to the composition of the board of directors of a listed company (without regard to any independence criteria applicable under such standards only to the members of a committee of the board of directors) and (ii) also satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Exchange Act (as from time to time in effect), whether or not such director is a member of the audit committee.

(d)“Listing” shall mean the listing of the Common Stock on the NYSE or other national securities exchange.

(e)“NYSE” shall mean the New York Stock Exchange.

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Adopted as of: May 4, 2020

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